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Exhibit 10.36

TERM NOTE

$8,000,000.00	Los Angeles, California
June 28, 2002

        FOR VALUE RECEIVED, the undersigned MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 333 South Grand Avenue, Suite 940, Los Angeles, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Million Dollars and No/100 ($8,000,000.00), with interest thereon as set forth herein.

INTEREST:

        (a)    Interest.    The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at the rate set forth in that certain Third Amended and Restated Credit Agreement dated as of June 28, 2002 (as amended from time to time, the "Credit Agreement') between Borrower and Bank.

        (b)    Payment of Interest.    Interest accrued on this Note shall be payable on the first business day of each month, commencing July 1, 2002.

        (c)    Default Interest.    From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

REPAYMENT AND PREPAYMENT:

        (a)    Repayment.    On each date set forth below (or, if any such day is not a business day, then on the next business day thereafter), Borrower shall make a principal payment hereunder in the amount set forth opposite such date:

Date	Amount
July 15, 2002	$500,000
August 15, 2002	$500,000
September 15, 2002	$500,000
October 15, 2002	$500,000
November 15, 2002	$750,000
December 15, 2002	$750,000
January 15, 2003	$1,000,000
February 15, 2003	$1,500,000
March 15, 2003	$1,500,000

        On April 15, 2003, Borrower shall pay all remaining unpaid principal and all accrued and unpaid interest.

        (b)    Mandatory Prepayments.    Under certain circumstances, Borrower is required to make a mandatory prepayment under this Note. Reference is made to the Credit Agreement (as defined below) for a complete statement of Borrower's obligations to make prepayments hereunder.

        (c)    Application of Payments.    Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

        (d)    Prepayment.    Borrower may prepay principal on this Note at any time, in any amount and without penalty.

EVENTS OF DEFAULT:

        This Note is made pursuant to and is subject to the terms and conditions of the Credit Agreement. Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

        (a)    Remedies.    Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

        (b)    Obligations Joint and Several.    Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

        (c)    Governing Law.    This Note shall be governed by and construed in accordance with the laws of the State of California.

        (d)    Superseded Note.    This Note replaces and supersedes in its entirety that certain Term Note executed by Borrower in favor of Bank dated April 30, 2002 in the original principal amount of $9,000,000.00.

        IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

MOTORCAR PARTS & ACCESSORIES, INC.

By:

Name:	Anthony P. Souza
Title:	President and Chief Executive Officer

By:

Name:	Charles W. Yeagley
Title:	Chief Financial Officer

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  Exhibit 10.36
TERM NOTE